SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):          June 26, 2000
                                                        --------------------

                          Community Capital Corporation
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

    South Carolina                           0-18460                 57-0866395
----------------------------        ----------------------      ----------------
(State or Other Jurisdiction        (Commission File Number)    (I.R.S. Employer
    of Incorporation)                                            Identification)

               1402-C Highway 72, Greenwood, South Carolina 29649
               --------------------------------------------------
          (Address, Including Zip Code of Principal Executive Offices)

                                 (864) 941-8200
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

         Effective June 26, 2000, a wholly-owned bank of Community Capital Corporation, Mid State Bank, consummated its previously announced acquisition of a Carolina First Bank branch located in Prosperity, South Carolina (the "Prosperity Branch"). The acquisition of the Prosperity Branch was carried out pursuant to the terms of the Purchase and Assumption Agreement dated March 31, 2000, by and between Mid State Bank and Carolina First Bank (the "Prosperity Agreement"). Mid State Bank intends to continue to operate the Prosperity Branch as a full service retail banking office.

         As part of the acquisition of the Prosperity Branch, Mid State Bank acquired certain furniture, fixtures, equipment, other tangible personal property, and real property associated with the Prosperity Branch for a purchase price of approximately $388,000, acquired loans plus accrued interest at the Prosperity Branch for a purchase price of approximately $19,000, and acquired coins and currency at the Prosperity Branch for a purchase price of approximately $63,500 (collectively, the "Prosperity Assets"). Also, Mid State Bank acquired deposits at the Prosperity Branch totaling approximately $7,509,600, which included the payment of a premium, and assumed other liabilities totaling approximately $27,100 (collectively, the "Prosperity Liabilities"). The aggregate funds due to Carolina First Bank from Mid State Bank for the acquisition of the Prosperity Assets by Mid State Bank were credited against the aggregate funds due to Mid State Bank from Carolina First Bank for the assumption of the Prosperity Liabilities by Mid State Bank. Consequently, upon the closing of the acquisition of the Prosperity Branch, Mid State Bank received a net cash payment of approximately $7,066,200 from Carolina First Bank for the difference in the amount of Prosperity Liabilities assumed and the purchase price of the Prosperity Assets. The source of the funds used for the purchase of the Prosperity Assets and to cover the premium on the deposits was a portion of the available cash of Mid State Bank.

Item 7.  Financial Statements and Exhibits.

         (a) - (b)         Not applicable.  The acquisitions described above
         were not the acquisition of a business as defined in Rule 11.01(d) of Regulation S-X.

         (c)  Exhibits.

         Exhibit 2.1 - Purchase and Assumption Agreement dated March 31, 2000, by and between Mid State Bank and Carolina First Bank.

         Exhibit 99.1 -  Press Release of Registrant.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          COMMUNITY CAPITAL CORPORATION



Date: July 10, 2000       By: /s/ R. Wesley Brewer
                             ------------------------------------------------
                              R. Wesley Brewer
                              Senior Vice President & Chief Financial Officer



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

                                  EXHIBIT INDEX



Exhibit
-------
2.1               Purchase and Assumption Agreement dated March 31, 2000 by and between Mid
                  State Bank and Carolina First Bank.

99.1              Press Release of Community Capital Corporation.


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